FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DELPHI TRUST I
(Exact name of registrant as specified in its charter)

Delaware	04-7001314
(State of incorporation)	(I.R.S. Employer Identification No.)

5725 Delphi Drive
Troy, Michigan
(248) 813-2000	48098
(Address of principal executive offices)	(Zip Code)

DELPHI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	38-3430473
(State of incorporation)	(I.R.S. Employer Identification No.)

5725 Delphi Drive
Troy, Michigan
(248) 813-2000	48098
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

8.25% Cumulative Trust Preferred Securities	New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration file number to which this form relates:
333-108477, 333-108477-4 and 333-101478

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EX-99.7 Form of Junior Subordinated Note

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Securities is set forth under the captions “The Trusts,” “Description of Debt Securities,” “Description of Trust Preferred Securities” and “Description of Guarantees” in the Prospectus included as part of the Registration Statement on Form S-3 (Registration No. 333-108477) filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2003, and declared effective by the Commission on September 10, 2003 (as amended, the “Registration Statement”); and the captions “Delphi Trust I,” “Description of the Trust Preferred Securities,” “Description of the Notes,” “Description of the Guarantee” and “Relationship among the Trust Preferred Securities, the Notes and the Guarantee” in the preliminary Prospectus Supplement relating to the Securities filed by the registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference herein.

Item 2. Exhibits

1.	Certificate of Trust of Delphi Trust I (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

2.	Declaration of Trust of Delphi Trust I (incorporated herein by reference to Exhibit 4.8 to the Registration Statement).

3.	Form of Amended and Restated Declaration of Trust of Delphi Trust I (incorporated herein by reference to Exhibit 4.15 to the Registration Statement).

4.	Form of Preferred Security of Delphi Trust I (included in Exhibit 3 hereto).

5.	Form of Guarantee Agreement (incorporated herein by reference to Exhibit 4.16 to the Registration Statement).

6.	Form of Subordinated Indenture between Delphi Corporation and Bank One Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.6 to the Registration Statement).

7.	Form of Junior Subordinated Note.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DELPHI TRUST I

		By:	Delphi Corporation,
as Sponsor

		By:	/S/ John G. Blahnik

			Name:	John G. Blahnik
			Title:	Treasurer & Vice President

DELPHI CORPORATION

Date:	October 22, 2003	By:	/S/ John G. Blahnik

			Name:	John G. Blahnik
			Title:	Treasurer & Vice President